Exhibit 99


                         FORM 4 JOINT FILER INFORMATION


Name:  Schafer Brothers LLC

Address:  598 Madison Avenue New York, NY  10022

Designated Filer:  O.S.S. Capital Management LP

Issuer and Ticker Symbol:  SMART BALANCE INC. [SMBL]

Date of Event requiring statement:  January 7, 2008



/s/ Oscar S. Schafer
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Signature


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                         FORM 4 JOINT FILER INFORMATION



Name: Mr. Oscar S. Schafer

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: SMART BALANCE  INC. [SMBL]

Date of Event requiring statement: January 7, 2008





/s/ Oscar S. Schafer
-------------------------
Signature